Press Release

Investor Contact: Susan Harcourt 703-682-1204, susan.harcourt@aes.com
Media Contact: Amy Ackerman 703-682-6399, amy.ackerman@aes.com

AES Expects Full Year 2023 Adjusted EPS to be in the Top Half of Guidance Range of $1.65 to $1.75
Remains on Track to Deliver on Strategic and Financial Objectives

Strategic Accomplishments
•Signed new contracts for 3.7 GW of renewables in year-to-date 2023
•On track to complete construction of 3.5 GW of renewables in 2023
•Agreed to minority sell-downs of businesses in the Dominican Republic and Panama for $190 million in asset sale proceeds, securing full year 2023 asset sales target
•Awarded up to $2.4 billion of grant funding by the US Department of Energy for two green hydrogen hubs with AES participation

Q3 2023 Financial Highlights
•Q3 2023 Diluted EPS of $0.32, compared to $0.59 in Q3 2022
•Q3 2023 Adjusted EPS1 of $0.60, compared to $0.63 in Q3 2022
•Q3 2023 Net Income of $291 million, compared to $446 million in Q3 2022
•Q3 2023 Adjusted EBITDA with Tax Attributes2,3 of $1,008 million, compared to $991 million in Q3 2022
◦Q3 2023 Adjusted EBITDA2 of $990 million, compared to $931 million in Q3 2022

Financial Position and Outlook
•With year-to-date Adjusted EPS1 of $1.03, now expect full year Adjusted EPS1 to be in top half of guidance range of $1.65 to $1.75
◦Reaffirming annualized Adjusted EPS1 growth target of 7% to 9% through 2025, off a base year of 2020
•Reaffirming 2023 guidance for Adjusted EBITDA2 of $2,600 to $2,900 million
◦Reaffirming annualized growth target2 of 17% to 20% excluding the Energy Infrastructure SBU through 2027, off a base of 2023 guidance

ARLINGTON, Va., November 2, 2023 – The AES Corporation (NYSE: AES) today reported financial results for the quarter ended September 30, 2023.

"We had a strong third quarter across the board and are on track to deliver on all of our financial and strategic objectives," said Andrés Gluski, AES President and Chief Executive Officer. "We fully expect to complete construction of 3.5 GW of new renewables this year, which is more than double compared to last year.
1     Adjusted EPS is a non-GAAP financial measure. See attached "Non-GAAP Measures" for definition of Adjusted EPS and a description of the adjustments to reconcile Adjusted EPS to Diluted EPS for the quarter and nine months ended September 30, 2023. The Company is not able to provide a corresponding GAAP equivalent or reconciliation for its Adjusted EPS guidance without unreasonable effort.
2     Adjusted EBITDA is a non-GAAP financial measure. See attached "Non-GAAP Measures" for definition of Adjusted EBITDA and a description of the adjustments to reconcile Adjusted EBITDA to Net Income for the quarter and nine months ended September 30, 2023. The Company is not able to provide a corresponding GAAP equivalent or reconciliation for its Adjusted EBITDA guidance without unreasonable effort.
3     Pre-tax effect of Production Tax Credits, Investment Tax Credits, and depreciation tax expense allocated to tax equity investors.

Demand for renewables with long-term contracts remains exceptionally strong across the sector, and particularly from our primary customers, large technology companies and data centers. As a result of this demand, we have signed a total of 3.7 GW of contracts for new renewables so far this year and expect to sign at least 5 GW before the end of the year."

"We expect to be in the top half of our Adjusted EPS4 guidance range for 2023 and we are reaffirming all of our short- and long-term financial guidance metrics. Our hedging programs and low-risk commercial structure ensure that we continue to have limited exposure to interest rates," said Stephen Coughlin, AES Executive Vice President and Chief Financial Officer. "We have already secured our asset sale proceeds target and external financing needs for the year, further strengthening our balance sheet. Additionally, we are accelerating and increasing our asset sale program to eliminate any need for new equity until at least 2026."

Q3 2023 Financial Results

Third quarter 2023 Net Income was $291 million, a decrease of $155 million compared to third quarter 2022. This decrease is the result of lower contributions from LNG transactions versus 2022 at the Energy Infrastructure Strategic Business Unit (SBU), partially offset by favorable contributions at the Utilities, Renewables, and New Energy Technologies SBUs.

Third quarter 2023 Adjusted EBITDA5 (a non-GAAP financial measure) was $990 million, an increase of $59 million compared to third quarter 2022, primarily driven by higher contributions at the Utilities SBU, favorable weather conditions and new businesses at the Renewables SBU, higher revenues under a PPA termination agreement at the Energy Infrastructure SBU, and improved margins at Fluence at the New Energy Technologies SBU. These positive drivers were partially offset by favorable LNG transactions in 2022 at the Energy Infrastructure SBU.

During the third quarter of 2023, the Company realized Tax Attributes6 of $18 million, a decrease of $42 million compared to third quarter 2022.

Third quarter 2023 Diluted Earnings Per Share from Continuing Operations (Diluted EPS) was $0.32, a decrease of $0.27 compared to third quarter 2022, primarily reflecting higher long-lived asset impairments in 2023 and lower earnings at the Energy Infrastructure SBU mainly due to unrealized foreign currency losses and favorable LNG transactions in 2022. These negative drivers were partially offset by higher contributions at the Utilities SBU due to the 2022 recognition of previously deferred fuel and energy purchases and favorable
4     Adjusted EPS is a non-GAAP financial measure. See attached "Non-GAAP Measures" for definition of Adjusted EPS and a description of the adjustments to reconcile Adjusted EPS to Diluted EPS for the quarter and nine months ended September 30, 2023. The Company is not able to provide a corresponding GAAP equivalent or reconciliation for its Adjusted EPS guidance without unreasonable effort.
5     Adjusted EBITDA is a non-GAAP financial measure. See attached "Non-GAAP Measures" for definition of Adjusted EBITDA and a description of the adjustments to reconcile Adjusted EBITDA to Net Income for the quarter and nine months ended September 30, 2023. The Company is not able to provide a corresponding GAAP equivalent or reconciliation for its Adjusted EBITDA guidance without unreasonable effort.
6     Pre-tax effect of Production Tax Credits, Investment Tax Credits, and depreciation tax expense allocated to tax equity investors.

weather conditions and new businesses at the Renewables SBU.

Third quarter 2023 Adjusted Earnings Per Share7 (Adjusted EPS, a non-GAAP financial measure) was $0.60, a decrease of $0.03, compared to third quarter 2022, mainly driven by lower contributions from the Energy Infrastructure SBU, higher Parent interest, and a higher adjusted tax rate, partially offset by higher contributions at the Utilities SBU.

Strategic Accomplishments
•As of today, the Company’s backlog, which consists of projects with signed contracts, but which are not yet operational, is 13,138 MW, including 5,761 MW under construction.
•In year-to-date 2023, the Company completed the construction or acquisition of 1,314 MW of wind, solar and energy storage and expects to complete a total of 3.5 GW by year-end 2023.
•In year-to-date 2023, the Company has signed 3,740 MW of contracts for new renewables.
•In September 2023, the Company agreed to minority sell-downs of its businesses in the Dominican Republic and Panama, for a total of $190 million in asset sale proceeds.

Guidance and Expectations7,8

The Company is reaffirming its 2023 guidance for Adjusted EBITDA8 of $2,600 to $2,900 million, and its expectation for annualized growth in Adjusted EBITDA8 of 3% to 5% through 2027, from a base of its reaffirmed 2023 guidance. Excluding the Company's Energy Infrastructure SBU, annualized growth in Adjusted EBITDA8 is expected to be 17% to 20% through 2027, from a base of 2023 guidance.

The Company now expects full year 2023 Adjusted EPS7 to be in the top half of the guidance range of $1.65 to $1.75. Growth in 2023 is expected to be primarily driven by new renewables expected to come online. This growth is expected to be partially offset by lower margins from the Company's LNG business, due to normalization of LNG prices and the roll-off of a gas supply contract, lower contract margins in Chile, and higher interest expense in Colombia.

The Company is reaffirming its annualized growth target for Adjusted EPS7 of 7% to 9% through 2025, from a base year of 2020. The Company is also reaffirming its annualized growth target for Adjusted EPS7 of 6% to 8% through 2027, from a base of its reaffirmed 2023 guidance of $1.65 to $1.75.

The Company's 2023 guidance is based on foreign currency and commodity forward curves as of September 30, 2023.
7     Adjusted EPS is a non-GAAP financial measure. See attached "Non-GAAP Measures" for definition of Adjusted EPS and a description of the adjustments to reconcile Adjusted EPS to Diluted EPS for the quarter and nine months ended September 30, 2023. The Company is not able to provide a corresponding GAAP equivalent or reconciliation for its Adjusted EPS guidance without unreasonable effort.
8     Adjusted EBITDA is a non-GAAP financial measure. See attached "Non-GAAP Measures" for definition of Adjusted EBITDA and a description of the adjustments to reconcile Adjusted EBITDA to Net Income for the quarter and nine months ended September 30, 2023. The Company is not able to provide a corresponding GAAP equivalent or reconciliation for its Adjusted EBITDA guidance without unreasonable effort.

Non-GAAP Financial Measures

See Non-GAAP Measures for definitions of Adjusted Earnings Per Share, Adjusted Pre-Tax Contribution, and Adjusted EBITDA, as well as reconciliations to the most comparable GAAP financial measures.

Attachments

Condensed Consolidated Statements of Operations, Segment Information, Condensed Consolidated Balance Sheets, Condensed Consolidated Statements of Cash Flows, Non-GAAP Financial Measures and Parent Financial Information.

Conference Call Information

AES will host a conference call on Friday, November 3, 2023 at 10:00 a.m. Eastern Time (ET). Interested parties may listen to the teleconference by dialing 1-833-470-1428 at least ten minutes before the start of the call. International callers should dial +1-404-975-4839. The Participant Access Code for this call is 309600. Internet access to the conference call and presentation materials will be available on the AES website at www.aes.com by selecting “Investors” and then “Presentations and Webcasts.”

A webcast replay, as well as a replay in downloadable MP3 format, will be accessible at www.aes.com beginning shortly after the completion of the call.

About AES

The AES Corporation (NYSE: AES) is a Fortune 500 global energy company accelerating the future of energy. Together with our many stakeholders, we're improving lives by delivering the greener, smarter energy solutions the world needs. Our diverse workforce is committed to continuous innovation and operational excellence, while partnering with our customers on their strategic energy transitions and continuing to meet their energy needs today. For more information, visit www.aes.com.

Safe Harbor Disclosure

This news release contains forward-looking statements within the meaning of the Securities Act of 1933 and of the Securities Exchange Act of 1934. Such forward-looking statements include, but are not limited to, those related to future earnings, growth and financial and operating performance. Forward-looking statements are not intended to be a guarantee of future results, but instead constitute AES’ current expectations based on reasonable assumptions. Forecasted financial information is based on certain material assumptions. These assumptions include, but are not limited to, our expectations regarding accurate projections of future interest rates, commodity price and foreign currency pricing, continued normal levels of operating performance and electricity volume at our distribution companies and operational performance at our generation businesses consistent with historical levels, as well as the execution of PPAs, conversion of our backlog and growth investments at normalized investment levels, rates of return consistent with prior experience and the COVID-19 pandemic.

Actual results could differ materially from those projected in our forward-looking statements due to risks, uncertainties and other factors. Important factors that could affect actual results are discussed in AES’ filings with the Securities and Exchange Commission (the “SEC”), including, but not limited to, the risks discussed under Item 1A: “Risk Factors” and Item 7: "Management’s Discussion & Analysis" in AES’ Annual Report on Form 10-K and in subsequent reports filed with the SEC. Readers are encouraged to read AES’ filings to learn more about the risk factors associated with AES’ business. AES undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except where required by law.

Any Stockholder who desires a copy of the Company’s 2022 Annual Report on Form 10-K filed March 1, 2023 with the SEC may obtain a copy (excluding the exhibits thereto) without charge by addressing a request to the Office of the Corporate Secretary, The AES Corporation, 4300 Wilson Boulevard, Arlington, Virginia 22203. Exhibits also may be requested, but a charge equal to the reproduction cost thereof will be made. A copy of the Annual Report on Form 10-K may be obtained by visiting the Company’s website at www.aes.com.

Website Disclosure

AES uses its website, including its quarterly updates, as channels of distribution of Company information. The information AES posts through these channels may be deemed material. Accordingly, investors should monitor our website, in addition to following AES' press releases, quarterly SEC filings and public conference calls and webcasts. In addition, you may automatically receive e-mail alerts and other information about AES when you enroll your e-mail address by visiting the "Subscribe to Alerts" page of AES' Investors website. The contents of AES' website, including its quarterly updates, are not, however, incorporated by reference into this release.

THE AES CORPORATION
Condensed Consolidated Statements of Operations (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
	(in millions, except per share amounts)
Revenue:
Non-Regulated	$2,571	$2,651	$7,051	$6,944
Regulated	863	976	2,649	2,613
Total revenue	3,434	3,627	9,700	9,557
Cost of Sales:
Non-Regulated	(1,813)	(1,839)	(5,392)	(5,237)
Regulated	(703)	(896)	(2,298)	(2,335)
Total cost of sales	(2,516)	(2,735)	(7,690)	(7,572)
Operating margin	918	892	2,010	1,985
General and administrative expenses	(64)	(51)	(191)	(149)
Interest expense	(326)	(276)	(966)	(813)
Interest income	144	100	398	270
Loss on extinguishment of debt	—	(1)	(1)	(8)
Other expense	(12)	(10)	(38)	(51)
Other income	12	4	36	80
Gain (loss) on disposal and sale of business interests	—	1	(4)	—
Asset impairment expense	(158)	(50)	(352)	(533)
Foreign currency transaction gains (losses)	(100)	8	(209)	(60)
INCOME FROM CONTINUING OPERATIONS BEFORE TAXES AND EQUITY IN EARNINGS OF AFFILIATES	414	617	683	721
Income tax expense	(109)	(145)	(179)	(186)
Net equity in losses of affiliates	(14)	(26)	(43)	(54)
NET INCOME	291	446	461	481
Less: Net income attributable to noncontrolling interests and redeemable stock of subsidiaries	(60)	(25)	(118)	(124)
NET INCOME ATTRIBUTABLE TO THE AES CORPORATION	$231	$421	$343	$357
BASIC EARNINGS PER SHARE:
NET INCOME ATTRIBUTABLE TO THE AES CORPORATION COMMON STOCKHOLDERS	$0.34	$0.63	$0.51	$0.53
DILUTED EARNINGS PER SHARE:
NET INCOME ATTRIBUTABLE TO THE AES CORPORATION COMMON STOCKHOLDERS	$0.32	$0.59	$0.48	$0.50
DILUTED SHARES OUTSTANDING	712	711	712	711

THE AES CORPORATION
Strategic Business Unit (SBU) Information
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2023	2022	2023	2022
REVENUE
Renewables SBU	$708	$532	$1,744	$1,407
Utilities SBU	880	994	2,703	2,674
Energy Infrastructure SBU	1,861	2,126	5,239	5,553
New Energy Technologies SBU	—	—	75	2
Corporate and Other	29	24	96	81
Eliminations	(44)	(49)	(157)	(160)
Total Revenue	$3,434	$3,627	$9,700	$9,557

THE AES CORPORATION
Condensed Consolidated Balance Sheets (Unaudited)

	September 30, 2023	December 31, 2022
	(in millions, except share and per share data)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$1,765	$1,374
Restricted cash	365	536
Short-term investments	538	730
Accounts receivable, net of allowance for doubtful accounts of $9 and $5, respectively	1,725	1,799
Inventory	798	1,055
Prepaid expenses	161	98
Other current assets	1,472	1,533
Current held-for-sale assets	493	518
Total current assets	7,317	7,643
NONCURRENT ASSETS
Property, Plant and Equipment:
Land	492	470
Electric generation, distribution assets and other	27,998	26,599
Accumulated depreciation	(8,602)	(8,651)
Construction in progress	7,647	4,621
Property, plant and equipment, net	27,535	23,039
Other Assets:
Investments in and advances to affiliates	894	952
Debt service reserves and other deposits	205	177
Goodwill	362	362
Other intangible assets, net of accumulated amortization of $486 and $434, respectively	2,290	1,841
Deferred income taxes	428	319
Loan receivable, net of allowance of $24 and $26, respectively	990	1,051
Other noncurrent assets, net of allowance of $16 and $51, respectively	3,140	2,979
Total other assets	8,309	7,681
TOTAL ASSETS	$43,161	$38,363
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable	$1,641	$1,730
Accrued interest	379	249
Accrued non-income taxes	269	249
Accrued and other liabilities	2,442	2,151
Recourse debt	700	—
Non-recourse debt, including $1,015 and $416, respectively, related to variable interest entities	3,060	1,758
Current held-for-sale liabilities	328	354
Total current liabilities	8,819	6,491
NONCURRENT LIABILITIES
Recourse debt	4,864	3,894
Non-recourse debt, including $1,781 and $2,295, respectively, related to variable interest entities	18,767	17,846
Deferred income taxes	1,257	1,139
Other noncurrent liabilities	2,775	3,168
Total noncurrent liabilities	27,663	26,047
Commitments and Contingencies
Redeemable stock of subsidiaries	1,423	1,321
EQUITY
THE AES CORPORATION STOCKHOLDERS’ EQUITY
Preferred stock (without par value, 50,000,000 shares authorized; 1,043,050 issued and outstanding at September 30, 2023 and December 31, 2022)	838	838
Common stock ($0.01 par value, 1,200,000,000 shares authorized; 819,051,591 issued and 669,629,035 outstanding at September 30, 2023 and 818,790,001 issued and 668,743,464 outstanding at December 31, 2022)	8	8
Additional paid-in capital	6,449	6,688
Accumulated deficit	(1,292)	(1,635)
Accumulated other comprehensive loss	(1,410)	(1,640)
Treasury stock, at cost (149,422,556 and 150,046,537 shares at September 30, 2023 and December 31, 2022, respectively)	(1,814)	(1,822)
Total AES Corporation stockholders’ equity	2,779	2,437
NONCONTROLLING INTERESTS	2,477	2,067
Total equity	5,256	4,504
TOTAL LIABILITIES AND EQUITY	$43,161	$38,363

THE AES CORPORATION
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
	(in millions)		(in millions)
OPERATING ACTIVITIES:
Net income	$291	$446	$461	$481
Adjustments to net income:
Depreciation and amortization	286	266	836	800
Loss on disposal and sale of business interests	—	(1)	4	—
Impairment expense	159	50	358	533
Deferred income taxes	17	43	(102)	—
Loss of affiliates, net of dividends	18	26	47	78
Emissions allowance expense	72	80	211	319
Loss on realized/unrealized foreign currency	113	25	184	45
Other	50	(36)	150	(1)
Changes in operating assets and liabilities:
(Increase) decrease in accounts receivable	(44)	(147)	16	(409)
(Increase) decrease in inventory	(23)	(134)	253	(361)
(Increase) decrease in prepaid expenses and other current assets	5	71	76	(116)
(Increase) decrease in other assets	(78)	157	(4)	251
Increase (decrease) in accounts payable and other current liabilities	118	(43)	(187)	108
Increase (decrease) in income tax payables, net and other tax payables	18	(17)	(67)	(131)
Increase (decrease) in deferred income	8	(11)	50	48
Increase (decrease) in other liabilities	112	9	23	4
Net cash provided by operating activities	1,122	784	2,309	1,649
INVESTING ACTIVITIES:
Capital expenditures	(1,899)	(1,052)	(5,295)	(2,711)
Acquisitions of business interests, net of cash and restricted cash acquired	(21)	(7)	(311)	(114)
Proceeds from the sale of business interests, net of cash and restricted cash sold	—	—	98	1
Sale of short-term investments	296	309	1,002	654
Purchase of short-term investments	(144)	(397)	(764)	(1,091)
Contributions and loans to equity affiliates	(35)	(33)	(147)	(202)
Affiliate repayments and returns of capital	—	71	—	71
Purchase of emissions allowances	(46)	(122)	(161)	(415)
Other investing	(74)	(11)	(95)	(18)
Net cash used in investing activities	(1,923)	(1,242)	(5,673)	(3,825)
FINANCING ACTIVITIES:
Borrowings under the revolving credit facilities and commercial paper program	17,265	1,114	33,981	4,214
Repayments under the revolving credit facilities and commercial paper program	(16,359)	(513)	(32,168)	(2,782)
Issuance of recourse debt	—	200	1,400	200
Repayments of recourse debt	—	—	—	(29)
Issuance of non-recourse debt	327	422	1,784	3,554
Repayments of non-recourse debt	(318)	(303)	(1,262)	(1,772)
Payments for financing fees	(9)	(45)	(76)	(83)
Purchases under supplier financing arrangements	489	126	1,307	299
Repayments of obligations under supplier financing arrangements	(237)	(100)	(1,099)	(234)
Distributions to noncontrolling interests	(26)	(36)	(173)	(129)
Acquisitions of noncontrolling interests	(11)	(1)	(12)	(541)
Contributions from noncontrolling interests	45	94	63	122
Sales to noncontrolling interests	182	107	371	336
Issuance of preferred shares in subsidiaries	—	—	3	60
Dividends paid on AES common stock	(111)	(105)	(333)	(316)
Payments for financed capital expenditures	(1)	(14)	(8)	(23)
Other financing	(25)	(7)	(38)	(13)
Net cash provided by financing activities	1,211	939	3,740	2,863
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(71)	(26)	(108)	(44)
Increase in cash, cash equivalents and restricted cash of held-for-sale businesses	(14)	(72)	(20)	(93)
Total increase in cash, cash equivalents and restricted cash	325	383	248	550
Cash, cash equivalents and restricted cash, beginning	2,010	1,651	2,087	1,484
Cash, cash equivalents and restricted cash, ending	$2,335	$2,034	$2,335	$2,034
SUPPLEMENTAL DISCLOSURES:
Cash payments for interest, net of amounts capitalized	$223	$231	$735	$654
Cash payments for income taxes, net of refunds	67	62	267	203
SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES:
Initial recognition of contingent consideration for acquisitions (see Note 18)	$(3)	(15)	215	15
Noncash recognition of new operating and financing leases	$16	35	187	129
Noncash contributions from noncontrolling interests	$30	—	60	—

THE AES CORPORATION
NON-GAAP FINANCIAL MEASURES
(Unaudited)
RECONCILIATION OF ADJUSTED EBITDA, ADJUSTED PTC AND ADJUSTED EPS

EBITDA is defined as earnings before interest income and expense, taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA excluding the impact of NCI and interest, taxes, depreciation, and amortization of our equity affiliates, adding back interest income recognized under service concession arrangements, and excluding gains or losses of both consolidated entities and entities accounted for under the equity method due to (a) unrealized gains or losses related to derivative transactions and equity securities; (b) unrealized foreign currency gains or losses; (c) gains, losses, benefits and costs associated with dispositions and acquisitions of business interests, including early plant closures, and gains and losses recognized at commencement of sales-type leases; (d) losses due to impairments; (e) gains, losses and costs due to the early retirement of debt; and (f) net gains at Angamos, one of our businesses in the Energy Infrastructure SBU, associated with the early contract terminations with Minera Escondida and Minera Spence. Adjusted EBITDA with Tax Attributes is defined as Adjusted EBITDA, adding back the pre-tax effect of Production Tax Credits ("PTCs"), Investment Tax Credits ("ITCs"), and depreciation tax expense allocated to tax equity investors.
The GAAP measure most comparable to EBITDA, Adjusted EBITDA, and Adjusted EBITDA with Tax Attributes is net income. We believe that EBITDA, Adjusted EBITDA, and Adjusted EBITDA with Tax Attributes better reflect the underlying business performance of the Company. Adjusted EBITDA is the most relevant measure considered in the Company’s internal evaluation of the financial performance of its segments. Factors in this determination include the variability due to unrealized gains or losses related to derivative transactions or equity securities remeasurement, unrealized foreign currency gains or losses, losses due to impairments, strategic decisions to dispose of or acquire business interests or retire debt, the non-recurring nature of the impact of the early contract terminations at Angamos, and the variability of allocations of earnings to tax equity investors, which affect results in a given period or periods. In addition, each of these metrics represent the business performance of the Company before the application of statutory income tax rates and tax adjustments, including the effects of tax planning, corresponding to the various jurisdictions in which the Company operates. EBITDA, Adjusted EBITDA, and Adjusted EBITDA with Tax Attributes should not be construed as alternatives to net income, which is determined in accordance with GAAP.

	Three Months Ended September 30,		Nine Months Ended September 30,
Reconciliation of Adjusted EBITDA (in millions)	2023	2022	2023	2022
Net income (loss)	$291	$446	$461	$481
Income tax expense (benefit)	109	145	179	186
Interest expense	326	276	966	813
Interest income	(144)	(100)	(398)	(270)
Depreciation and amortization	286	266	836	800
EBITDA	$868	$1,033	$2,044	$2,010
Less: Adjustment for noncontrolling interests and redeemable stock of subsidiaries (1)	(183)	(174)	(508)	(486)
Less: Income tax expense (benefit), interest expense (income) and depreciation and amortization from equity affiliates	27	36	93	93
Interest income recognized under service concession arrangements	18	19	54	58
Unrealized derivative and equity securities losses (gains)	10	(8)	3	—
Unrealized foreign currency losses	97	3	161	23
Disposition/acquisition losses	8	4	21	36
Impairment losses	145	17	318	497
Loss on extinguishment of debt	—	1	1	7
Adjusted EBITDA	$990	$931	$2,187	$2,238
Tax attributes allocated to tax equity investors	18	60	69	109
Adjusted EBITDA with Tax Attributes (2)	$1,008	$991	$2,256	$2,347
_______________________________
(1)         The allocation of earnings to tax equity investors from both consolidated entities and equity affiliates is removed from Adjusted EBITDA.
(2)         Adjusted EBITDA with Tax Attributes includes the impact of the share of the ITCs, PTCs, and depreciation expense allocated to tax equity investors under the HLBV accounting method and recognized as Net loss attributable to noncontrolling interests and redeemable stock of subsidiaries on the Condensed Consolidated Statements of Operations. All of the tax attributes are related to the Renewables SBU.
Adjusted PTC is defined as pre-tax income from continuing operations attributable to The AES Corporation excluding gains or losses of the consolidated entity due to (a) unrealized gains or losses related to derivative transactions and equity securities; (b) unrealized foreign currency gains or losses; (c) gains, losses, benefits, and costs associated with dispositions and acquisitions of business interests, including early plant closures, and gains and losses recognized at commencement of sales-type leases; (d) losses due to impairments; (e) gains, losses, and costs due to the early retirement of debt; and (f) net gains at Angamos, one of our businesses in the Energy Infrastructure SBU, associated with the early contract terminations with Minera Escondida and Minera Spence. Adjusted PTC also includes net equity in earnings of affiliates on an after-tax basis adjusted for the same gains or losses excluded from consolidated entities.
Adjusted EPS is defined as diluted earnings per share from continuing operations excluding gains or losses of both consolidated entities and entities accounted for under the equity method due to (a) unrealized gains or losses related to derivative transactions and equity securities; (b) unrealized foreign currency gains or losses; (c) gains, losses, benefits and costs associated with dispositions and acquisitions of business interests, including early plant closures, and the tax impact from the repatriation of sales proceeds, and gains and losses recognized at commencement of sales-type leases; (d) losses due to impairments; (e) gains, losses and costs due to the early retirement of debt; (f) net gains at Angamos, one of our businesses in the Energy

THE AES CORPORATION
NON-GAAP FINANCIAL MEASURES
(Unaudited)
RECONCILIATION OF ADJUSTED EBITDA, ADJUSTED PTC AND ADJUSTED EPS
Infrastructure SBU, associated with the early contract terminations with Minera Escondida and Minera Spence; and (g) tax benefit or expense related to the enactment effects of 2017 U.S. tax law reform and related regulations and any subsequent period adjustments related to enactment effects, including the 2021 tax benefit on reversal of uncertain tax positions effectively settled upon the closure of the Company's U.S. tax return exam.
The GAAP measure most comparable to Adjusted PTC is income from continuing operations attributable to AES. The GAAP measure most comparable to Adjusted EPS is diluted earnings per share from continuing operations. We believe that Adjusted PTC and Adjusted EPS better reflect the underlying business performance of the Company and are considered in the Company’s internal evaluation of financial performance. Factors in this determination include the variability due to unrealized gains or losses related to derivative transactions or equity securities remeasurement, unrealized foreign currency gains or losses, losses due to impairments, strategic decisions to dispose of or acquire business interests or retire debt, and the non-recurring nature of the impact of the early contract terminations at Angamos, which affect results in a given period or periods. In addition, for Adjusted PTC, earnings before tax represents the business performance of the Company before the application of statutory income tax rates and tax adjustments, including the effects of tax planning, corresponding to the various jurisdictions in which the Company operates. Adjusted PTC and Adjusted EPS should not be construed as alternatives to income from continuing operations attributable to AES and diluted earnings per share from continuing operations, which are determined in accordance with GAAP.

	Three Months Ended September 30, 2023			Three Months Ended September 30, 2022			Nine Months Ended September 30, 2023			Nine Months Ended September 30, 2022
	Net of NCI (1)	Per Share (Diluted) Net of NCI (1)		Net of NCI (1)	Per Share (Diluted) Net of NCI (1)		Net of NCI (1)	Per Share (Diluted) Net of NCI (1)		Net of NCI (1)	Per Share (Diluted) Net of NCI (1)
	(in millions, except per share amounts)
Income from continuing operations, net of tax, attributable to AES and Diluted EPS	$231	$0.32		$421	$0.59		$343	$0.48		$357	$0.50
Add: Income tax expense from continuing operations attributable to AES	101			128			136			149
Pre-tax contribution	$332			$549			$479			$506
Adjustments
Unrealized derivative and equity securities losses (gains)	$9	$0.01		$(8)	$(0.01)		$3	$—	(2)	$(2)	$—
Unrealized foreign currency losses	96	0.14	(3)	3	—		160	0.22	(4)	23	0.03	(5)
Disposition/acquisition losses	8	0.01		4	0.01		21	0.03		36	0.05	(6)
Impairment losses	145	0.21	(7)	17	0.02	(8)	318	0.45	(9)	497	0.70	(10)
Loss on extinguishment of debt	3	—		4	0.01		7	0.01		20	0.03
Less: Net income tax expense (benefit)		(0.09)	(11)		0.01			(0.16)	(12)		(0.13)	(13)
Adjusted PTC and Adjusted EPS	$593	$0.60		$569	$0.63		$988	$1.03		$1,080	$1.18
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(1)NCI is defined as Noncontrolling Interests.
(2)Amount primarily relates to unrealized derivative losses due to the termination of a PPA of $72 million, or $0.10 per share and unrealized derivative losses at AES Clean Energy of $20 million, or $0.03 per share, offset by unrealized derivative gains at the Energy Infrastructure SBU of $108 million, or $0.15 per share.
(3)Amount primarily relates to unrealized foreign currency losses mainly associated with the devaluation of long-term receivables denominated in Argentine pesos of $60 million, or $0.08 per share, unrealized foreign currency losses at AES Andes of $21 million, or $0.03 per share, and unrealized foreign currency losses on debt in Brazil of $10 million, or $0.01 per share.
(4)Amount primarily relates to unrealized foreign currency losses mainly associated with the devaluation of long-term receivables denominated in Argentine pesos of $109 million, or $0.15 per share, and unrealized foreign currency losses at AES Andes of $54 million, or $0.08 per share.
(5)Amount primarily relates to unrealized foreign currency losses mainly associated with the devaluation of long-term receivables denominated in Argentine pesos of $19 million, or $0.03 per share.
(6)Amount primarily relates to the recognition of an allowance on the AES Gilbert sales-type lease receivable as a cost of disposition of a business interest of $20 million, or $0.03 per share.
(7)Amount primarily relates to asset impairments at TEG and TEP of $76 million and $58 million, respectively, or $0.19 per share.
(8)Amount primarily relates to asset impairment at Jordan of $19 million, or $0.03 per share.
(9)Amount primarily relates to asset impairments at the Norgener coal-fired plant in Chile of $136 million, or $0.19 per share, at TEG and TEP of $76 million and $58 million, respectively, or $0.19 per share, the GAF Projects at AES Renewable Holdings of $18 million, or $0.03 per share, and at Jordan of $16 million, or $0.02 per share.
(10)Amount primarily relates to asset impairment at Maritza of $468 million, or $0.66 per share, and at Jordan of $19 million, or $0.03 per share.
(11)Amount primarily relates to income tax benefits associated with the asset impairments at TEG and TEP of $34 million, or $0.05 per share and income tax benefits associated with unrealized foreign currency losses at AES Andes of $6 million, or $0.01 per share.
(12)Amount primarily relates to income tax benefits associated with the asset impairments at the Norgener coal fired plant in Chile of $35 million, or $0.05 per share and at TEG and TEP of $34 million, or $0.05 per share, income tax benefits associated with the recognition of unrealized losses due to the termination of a PPA of $18 million, or $0.02 per share, and income tax benefits associated with unrealized foreign currency losses at AES Andes of $14 million, or $0.02 per share.
(13)Amount primarily relates to income tax benefits associated with the impairment at Maritza of $73 million, or $0.10 per share, and at Jordan of $8 million, or $0.01 per share.

The AES Corporation
Parent Financial Information
Parent only data: last four quarters
(in millions)	4 Quarters Ended
Total subsidiary distributions & returns of capital to Parent	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022
	Actual	Actual	Actual	Actual
Subsidiary distributions[1] to Parent & QHCs	$1,625	$1,383	$1,489	$1,298
Returns of capital distributions to Parent & QHCs	116	56	56	—
Total subsidiary distributions & returns of capital to Parent	$1,741	$1,439	$1,545	$1,298
Parent only data: quarterly
(in millions)	Quarter Ended
Total subsidiary distributions & returns of capital to Parent	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022
	Actual	Actual	Actual	Actual
Subsidiary distributions[1] to Parent & QHCs	$311	$205	$356	$753
Returns of capital distributions to Parent & QHCs	60	—	56	—
Total subsidiary distributions & returns of capital to Parent	$371	$205	$412	$753

(in millions)	Balance at
	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022
Parent Company Liquidity[2]	Actual	Actual	Actual	Actual
Cash at Parent & Cash at QHCs[3]	$51	$35	$117	$24
Availability under credit facilities	857	883	970	1,141
Ending liquidity	$908	$918	$1,087	$1,165

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(1)Subsidiary distributions received by Qualified Holding Companies ("QHCs") excluded from Schedule 1. Subsidiary Distributions should not be construed as an alternative to Consolidated Net Cash Provided by Operating Activities, which is determined in accordance with US GAAP. Subsidiary Distributions are important to the Parent Company because the Parent Company is a holding company that does not derive any significant direct revenues from its own activities but instead relies on its subsidiaries’ business activities and the resultant distributions to fund the debt service, investment and other cash needs of the holding company. The reconciliation of the difference between the Subsidiary Distributions and Consolidated Net Cash Provided by Operating Activities consists of cash generated from operating activities that is retained at the subsidiaries for a variety of reasons which are both discretionary and non-discretionary in nature. These factors include, but are not limited to, retention of cash to fund capital expenditures at the subsidiary, cash retention associated with non-recourse debt covenant restrictions and related debt service requirements at the subsidiaries, retention of cash related to sufficiency of local GAAP statutory retained earnings at the subsidiaries, retention of cash for working capital needs at the subsidiaries, and other similar timing differences between when the cash is generated at the subsidiaries and when it reaches the Parent Company and related holding companies.
(2)Parent Company Liquidity is defined as cash available to the Parent Company, including cash at qualified holding companies (QHCs), plus available borrowings under our existing credit facility. AES believes that unconsolidated Parent Company liquidity is important to the liquidity position of AES as a Parent Company because of the non-recourse nature of most of AES’ indebtedness.
(3)The cash held at QHCs represents cash sent to subsidiaries of the company domiciled outside of the US. Such subsidiaries have no contractual restrictions on their ability to send cash to AES, the Parent Company. Cash at those subsidiaries was used for investment and related activities outside of the US. These investments included equity investments and loans to other foreign subsidiaries as well as development and general costs and expenses incurred outside the US. Since the cash held by these QHCs is available to the Parent, AES uses the combined measure of subsidiary distributions to Parent and QHCs as a useful measure of cash available to the Parent to meet its international liquidity needs.